As filed with the Securities and Exchange Commission on June 27, 2008

Securities Act Registration No. 333-_________

Exchange Act File No. 001-31924

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nelnet, Inc.

(Exact name of registrant as specified in its charter)

Nebraska	84-0748903
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

121 South 13th Street, Suite 201

Lincoln, Nebraska 68508

(Address of Principal Executive Offices) (Zip Code)

Nelnet, Inc. Directors Stock Compensation Plan

(Full title of the plan)

Terry J. Heimes

Chief Financial Officer

Nelnet, Inc.

121 South 13th Street, Suite 201

Lincoln, Nebraska 68508

(Name and address of agent for service)

(402) 458-2370

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer [	]
Non-accelerated filer [	] (Do not check if a smaller reporting company)	Smaller reporting company [	]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.01 per share	300,000 shares(1)	$11.33(2)	$3,399,000	$133.58(3)

______________________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover any additional shares of Class A common stock which become issuable under the plan resulting from any stock dividend, stock split, or similar transaction.

(2)

Solely for the purpose of computing the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, the price shown is based upon the price of $11.33 per share, which is the average of the high and low selling prices for the registrant’s Class A common stock as reported on the New York Stock Exchange on June 25, 2008.

(3)

Calculated under Section 6(b) of the Securities Act as 0.00003930 of $3,399,000. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 300,000 shares of Class A common stock under the plan. A Registration Statement on Form S-8 (Registration No. 333-112374) has been previously filed for 100,000 shares of Class A common stock under the plan.

This registration statement relates to the previously filed registration statement discussed below and is being filed under General Instruction E. of Form S-8 in order to register additional shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective.

On January 30, 2004, the registrant filed a registration statement on Form S-8 (File No. 333-112374) to register 2,100,000 shares of Class A common stock, which included 100,000 shares of Class A common stock issuable under the Nelnet, Inc. Directors Stock Compensation Plan (the “Plan”). The contents of that registration statement are incorporated by reference into this registration statement. The registrant is now filing this separate registration statement to register an additional 300,000 shares of Class A common stock which, as a result of an amendment to the Plan, may be issued thereunder.

Item 8.	Exhibits.

The following exhibits are furnished as part of this registration statement:

Exhibit No.	Description
5.1*	Opinion of William J. Munn, General Counsel of Nelnet, Inc.
23.1*	Consent of KPMG LLP.
23.2*	Consent of William J. Munn, General Counsel of Nelnet, Inc. (included in Exhibit 5.1).
24.1*	Power of Attorney (included in signature page hereof).
99.1*	Nelnet, Inc. Directors Stock Compensation Plan, as amended through April 18, 2008.

________________

* Filed herewith.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on June 27, 2008.

   NELNET, INC.

   By: /s/ MICHAEL S. DUNLAP

Michael S. Dunlap
Chairman of the Board of Directors
and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Michael S. Dunlap and Terry J. Heimes his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as the undersigned could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL S. DUNLAP Michael S. Dunlap	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 27, 2008
/s/ TERRY J. HEIMES Terry J. Heimes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2008

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/s/ STEPHEN F. BUTTERFIELD Stephen F. Butterfield	Vice-Chairman of the Board of Directors	June 27, 2008

/s/ JAMES P. ABEL James P. Abel	Director	June 27, 2008
/s/ KATHLEEN A. FARRELL Kathleen A. Farrell	Director	June 27, 2008
/s/ THOMAS E. HENNING Thomas E. Henning	Director	June 27, 2008
/s/ BRIAN J. O’CONNOR Brian J. O’Connor	Director	June 27, 2008
/s/ KIMBERLY K. RATH Kimberly K. Rath	Director	June 27, 2008
/s/ MICHAEL D. REARDON Michael D. Reardon	Director	June 27, 2008
/s/ JAMES H. VAN HORN James H. Van Horn	Director	June 27, 2008

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